EXHIBIT 99.1
Sila Realty Trust Announces First Quarter 2025 Results (CORRECTED)
TAMPA, Fla. May 9, 2025 - This press release has been corrected from the May 7, 2025 version to reflect a change in the calculation of loss on extinguishment of debt, which resulted in changes to the balance sheet (other assets increased by $803,000), the income statement (interest expense decreased by $803,000) and the presentation of net income attributable to common stockholders (increased by $803,000, from $0.13 per diluted share to $0.14 per diluted share), funds from operations, or FFO (increased by $803,000, from $0.51 per diluted share to $0.52 per diluted share), and Core FFO (decreased by $24,000). Other than changes to related metrics, there are no other changes.
Sila Realty Trust, Inc. (NYSE: SILA) (“Sila”, the “Company”, “we”, or “us”), a net lease real estate investment trust (“REIT”) with a strategic focus on investing in the growing and resilient healthcare sector, today announced operating results for the first quarter ended March 31, 2025.
Highlights for the quarter ended March 31, 2025:
•Net income of $7.9 million, or $0.14 per diluted share
•Cash net operating income*, or Cash NOI, of $41.2 million
•Adjusted funds from operations*, or AFFO, of $29.4 million, or $0.53 per diluted share
•Paid and declared cash distributions per share of $0.40 for the quarter
•Entered into a senior unsecured revolving credit agreement for aggregate commitments available of up to $600 million, which replaced the Company's prior $500 million revolving line of credit
•Acquired a $35.3 million inpatient rehabilitation facility in Knoxville, Tennessee
Subsequent Events
•On May 6, 2025, the Company's board of directors, or the Board, approved and authorized a quarterly cash dividend of $0.40 per share of common stock payable on June 4, 2025, to the Company's stockholders of record as of the close of business on May 21, 2025
•Acquired a $23.5 million inpatient rehabilitation facility in Dover, Delaware
Management Commentary
“We are pleased with our strong start to 2025 and believe we are making meaningful progress toward achieving our objectives for the year,” stated Michael A. Seton, President and Chief Executive Officer of the Company. “We believe that our two most recent acquisitions, one located in Knoxville, Tennessee, and the other in Dover, Delaware, exemplify the asset quality that Sila seeks to own. These acquisitions, which are $58.8 million in aggregate purchase price, further demonstrate our ongoing commitment to investing in necessity, purpose-built healthcare real estate that aligns with our strategic focus on lower cost patient settings which support the delivery of specialized care in growing markets.”
“Our portfolio continues to exhibit attractive fundamentals, with a weighted average remaining lease term of 9.7 years and average annual contractual rent escalations of 2.2%. These characteristics, we believe, are indicative of the long-term, durable nature of our cash flows, while the diversity and quality of our tenancy is reflective of our depth of relationships and contacts in the healthcare marketplace. We continue to remain in an extremely strong financial position, with $598.5 million in liquidity and a net debt to EBITDAre ratio of 3.5x as of quarter-end, giving us ample flexibility to continue executing on our disciplined growth strategy. Furthermore, the recent over-subscription and successful recast of our corporate revolving credit facility, we believe, serves as a powerful validation of the confidence our lending partners have in Sila’s platform, including our experienced team and portfolio quality.”
*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Financial Results
Net Income
Our GAAP net income for the first quarter of 2025 was $7.9 million, or $0.14 per diluted share, compared to $15.0 million, or $0.26 per diluted share, for the first quarter of 2024.
Cash NOI
Cash NOI was $41.2 million for the first quarter of 2025, as compared to $46.9 million for the first quarter of 2024. The decrease in Cash NOI is due to receipt of a lease termination fee and the severance fee received from GenesisCare USA, Inc. and its affiliates, or GenesisCare, in the first quarter of 2024, as well as a property vacancy as a result of the Steward Healthcare bankruptcy. This was partially offset by an increase in Cash NOI from acquisitions and first quarter 2025 Cash NOI increases at our other same store properties compared to the first quarter of 2024, primarily as a result of contractual rent increases.
AFFO
AFFO was $29.4 million, or $0.53 per diluted share, during the first quarter of 2025, compared to $38.3 million, or $0.66 per diluted share, during the first quarter of 2024.
Real Estate Portfolio Highlights
Investment Activity
During the quarter ended March 31, 2025, the Company acquired one healthcare property in Knoxville, Tennessee, comprising 70,005 rentable square feet, for a purchase price of $35.3 million. At the time of acquisition, the property was 100% leased under an absolute-net lease to Knoxville Rehabilitation Hospital, LLC with an expiring lease in 2036.

Portfolio
As of March 31, 2025, Sila's well diversified real estate portfolio consisted of 136 properties comprising approximately 5.3 million rentable square feet. The weighted average remaining lease term was approximately 9.7 years with 20.0% of annualized base rent maturing in the next five years and a weighted average fixed rent escalation rate of 2.2%, excluding leases tied to the consumer price index.
As of March 31, 2025, the weighted average percentage of rentable square feet leased was 96.0%.
Balance Sheet and Capital Markets Activities
Sila had a strong balance sheet and liquidity position totaling approximately $598.5 million, consisting of $30.5 million in cash and cash equivalents and $568.0 million of availability under its unsecured credit facility as of March 31, 2025.
On February 18, 2025, the Company entered into a senior unsecured revolving credit agreement, or the 2029 Revolving Credit Agreement, with Bank of America, N.A., as Administrative Agent for the lenders, for aggregate commitments available of up to $600.0 million, which may be increased, subject to lender approval, through incremental term loans and/or revolving loan commitments in an aggregate amount not to exceed $1.5 billion. The maturity date for the 2029 Revolving Credit Agreement is February 16, 2029, which, at the Company's election, may be extended for a period of six-months on no more than two occasions, subject to certain conditions, including a payment of an extension fee. The 2029 Revolving Credit Agreement was entered into to replace the Company's prior $500.0 million revolving line of credit, which had a maturity date of February 15, 2026, with the option to extend for two six-month periods. The Company did not exercise the option to extend. Additionally, upon closing of the 2029 Revolving Credit Agreement, the Company entered into a First Amendment to the senior unsecured amended and restated term loan agreement with Truist Bank, as Administrative Agent, which matures in 2027, and a Second Amendment to the senior unsecured term loan with Truist Bank, as Administrative Agent for the lenders, which matures in 2028, to align certain terms and covenants to the 2029 Revolving Credit Agreement.
Total principal debt outstanding under the unsecured credit facility as of March 31, 2025, was $557.0 million. Of the $557.0 million, $525.0 million was fixed through 10 interest rate swap agreements. The Company's weighted average interest rate on the total principal debt outstanding was 4.7%, including the impact of the interest rate swap agreements, as of March 31, 2025. As of March 31, 2025, net debt to enterprise value was approximately 26.2%.
Distributions
The Company's dividend payout to AFFO ratio was 76.4% for the quarter ended March 31, 2025. On May 6, 2025, the Board approved and authorized a quarterly cash dividend of $0.40 per share of Common Stock payable on June 4, 2025, to the Company's stockholders of record as of the close of business on May 21, 2025. The quarterly cash dividend of $0.40 per share represents an annualized amount of $1.60 per share.
Conference Call and Webcast
A conference call and audio webcast for investors and analysts will be held on Thursday, May 8, 2025, at 11:00 a.m. Eastern Time to discuss our first quarter 2025 operating results and to answer questions. The live and archived webcast can be accessed on the "Events" page of the Company's website at investors.silarealtytrust.com or by direct link at https://events.q4inc.com/attendee/651186381. The archived webcast will be available for 12 months following the call.

About Sila Realty Trust, Inc.
Sila Realty Trust, Inc., headquartered in Tampa, Florida, is a net lease real estate investment trust with a strategic focus on investing in the growing and resilient healthcare sector. The Company invests in high quality healthcare facilities along the continuum of care in the pursuit of generating predictable, durable, and growing income streams. Sila's portfolio comprises high quality tenants in geographically diverse facilities, which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of March 31, 2025, the Company owned 136 real estate properties and two undeveloped land parcels located in 66 markets across the United States. For more information, please visit the Company's website at www.silarealtytrust.com.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including statements about and references to our commitment to investing in necessity, purpose-built healthcare real estate; our strategic focus on lower cost patient settings which support the delivery of specialized care in growing markets; predictions on the durability of our cash flow and financial position; and our ability to continue executing our growth strategy. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2024 Annual Report on Form 10-K, as filed with the SEC on March 3, 2025, a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings, public conference calls, and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases, public conference calls and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached as Exhibit 99.2 to the Current Report on Form 8-K/A filed on May 9, 2025.
Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.
These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.
Investor Contact:
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations
833-404-4107
IR@silarealtytrust.com

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited)
	March 31, 2025	December 31, 2024
ASSETS
Real estate:
Land	$160,743	$160,743
Buildings and improvements, less accumulated depreciation of $289,458 and $277,024, respectively	1,561,007	1,546,877
Total real estate, net	1,721,750	1,707,620
Cash and cash equivalents	30,458	39,844
Intangible assets, less accumulated amortization of $127,178 and $122,208, respectively	123,662	125,655
Goodwill	17,700	17,700
Right-of-use assets - operating leases	36,066	36,332
Right-of-use assets - finance lease	1,901	—
Other assets	83,394	79,923
Total assets	$2,014,931	$2,007,074
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $2,885 and $3,079, respectively	$554,115	$521,921
Accounts payable and other liabilities	30,881	33,405
Intangible liabilities, less accumulated amortization of $9,076 and $8,761, respectively	6,755	7,070
Operating lease liabilities	41,342	41,493
Finance lease liabilities	74	—
Total liabilities	633,167	603,889
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 61,897,727 and 61,779,631 shares issued, respectively; 55,145,873 and 55,075,006 shares outstanding, respectively	551	551
Additional paid-in capital	1,998,893	1,998,777
Distributions in excess of accumulated earnings	(621,898)	(607,499)
Accumulated other comprehensive income	4,218	11,356
Total stockholders’ equity	1,381,764	1,403,185
Total liabilities and stockholders’ equity	$2,014,931	$2,007,074

Condensed Consolidated Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts) (unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Rental revenue	$48,256	$50,639
Expenses:
Rental expenses	6,326	5,554
Listing-related expenses	—	56
General and administrative expenses	5,698	8,174
Depreciation and amortization	17,762	18,898
Impairment losses	3,531	—
Total operating expenses	33,317	32,682
Other income (expense):
Gain on dispositions of real estate	—	76
Interest and other income	455	2,241
Interest expense	(7,325)	(5,294)
Increase in current expected credit loss reserve	(171)	—
Total other expense	(7,041)	(2,977)
Net income attributable to common stockholders	$7,898	$14,980
Other comprehensive (loss) income - unrealized (loss) gain on interest rate swaps, net	(7,138)	2,868
Comprehensive income attributable to common stockholders	$760	$17,848
Weighted average number of common shares outstanding:
Basic	55,130,665	57,113,041
Diluted	55,620,892	57,661,507
Net income per common share attributable to common stockholders:
Basic	$0.14	$0.26
Diluted	$0.14	$0.26

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Net income attributable to common stockholders	$7,898	$14,980
Adjustments:
Depreciation and amortization of real estate assets	17,737	18,875
Gain on dispositions of real estate	—	(76)
Impairment losses	3,531	—
FFO(1)	$29,166	$33,779
Adjustments:
Listing-related expenses	—	56
Severance	11	1,863
Write-off of straight-line rent receivables related to prior periods	3	—
Accelerated stock-based compensation	—	863
Amortization of above (below) market lease intangibles, including ground leases, net	23	(629)
Loss on extinguishment of debt	233	228
Increase in current expected credit loss reserve	171	—
Core FFO(1)	$29,607	$36,160
Adjustments:
Deferred rent(2)	319	2,388
Straight-line rent adjustments	(2,391)	(1,176)
Amortization of deferred financing costs	652	452
Stock-based compensation	1,261	461
AFFO(1)	$29,448	$38,285

(1)    The three months ended March 31, 2024 include $4,098,000 of lease termination fee income received.
(2)    The three months ended March 31, 2024 include a $2,000,000 severance fee received from GenesisCare, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.

Funds From Operations (FFO)
FFO is calculated consistent with the National Association of Real Estate Investment Trusts, or NAREIT's, definition, as net income (calculated in accordance with GAAP), excluding gains from sales of real estate assets, impairment of real estate assets and disposition losses from sales of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. We do not have any investments in unconsolidated partnerships or joint ventures. We believe FFO provides a useful understanding of our performance to investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of certain GAAP non-cash income and expense items, unusual and infrequent items that are not expected to impact its operating performance on an ongoing basis, items that affect comparability to prior periods and/or items that are not related to its core real estate operations. Excluded items include listing-related expenses, severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases), loss on extinguishment of debt and changes in the current expected credit loss reserve. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.
AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operating performance and more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.

Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Rental revenue	$48,256	$50,639
Rental expenses	(6,326)	(5,554)
Net operating income	41,930	45,085
Adjustments:
Straight-line rent adjustments, net of write-offs	(2,388)	(1,176)
Amortization of above (below) market lease intangibles, including ground leases, net	23	(629)
Internal property management fee	1,299	1,272
Deferred rent(1)	319	2,388
Cash NOI(1,2)	41,183	46,940
Non-same store cash NOI(2,3)	(3,352)	(8,235)
Same store cash NOI(4)	37,831	38,705
Listing-related expenses	—	(56)
General and administrative expenses	(5,698)	(8,174)
Depreciation and amortization	(17,762)	(18,898)
Impairment and disposition losses	(3,531)	—
Gain on dispositions of real estate	—	76
Interest and other income	455	2,241
Interest expense	(7,325)	(5,294)
Increase in current expected credit loss reserve	(171)	—
Straight-line rent adjustments, net of write-offs	2,388	1,176
Amortization of above (below) market lease intangibles, including ground leases, net	(23)	629
Internal property management fee	(1,299)	(1,272)
Deferred rent(1)	(319)	(2,388)
Non-same store cash NOI(2,3)	3,352	8,235
Net income attributable to common stockholders	$7,898	$14,980

(1)    The three months ended March 31, 2024 include a $2,000,000 severance fee received from GenesisCare, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
(2)    The three months ended March 31, 2024 include $4,098,000 of lease termination fee income received.
(3)    The three months ended March 31, 2024 include $1,471,000 of the total $2,000,000 severance fee received from GenesisCare, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
(4)    The three months ended March 31, 2024 include $529,000 of the total $2,000,000 severance fee received from GenesisCare, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
NOI
The Company defines net operating income, or NOI, a non-GAAP financial measure, as rental revenue, less rental expenses, on an accrual basis.

Same Store Properties
In order to evaluate the overall portfolio, management analyzes the NOI of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 125 same store properties for the quarters ended March 31, 2025 and 2024.
Cash NOI
The Company defines Cash NOI as NOI for its properties excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of above- and below-market lease intangibles (including ground leases) and internal property management fees, then including deferred rent received in cash. Cash NOI is used to evaluate the cash-based performance of the Company’s real estate portfolio. Same store Cash NOI is calculated to exclude non-same store Cash NOI. The Company believes that NOI and Cash NOI both serve as useful supplements to net income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. Other real estate companies may use different methodologies for calculating Cash NOI and, accordingly, the Company’s Cash NOI may not be comparable to other real estate companies. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio.